BYLAWS
                                       OF
                           SILVER TREND MINING COMPANY


                                    ARTICLE I
                                   FISCAL YEAR

      The fiscal year of this corporation shall commence on the lst day of October and end on the 30th day of September of the year.

                                   ARTICLE II
                                REGISTERED OFFICE

      The registered office of this corporation shall be maintained at St. Regis, County of Mineral, State of Montana, whose address as the Board of Directors may from time to time change.

                                   ARTICLE III
                             SHAREHOLDERS' MEETINGS

      Section 1. MEETINGS OF SHAREHOLDERS: The annual meeting of shareholders shall be held at the office of the corporation in Mineral County, Montana, on the fourth Monday of January each year at the hour of three o'clock P.M., or at any later date which said meeting may be adjourned; provided, however, the Board of Directors may by resolution provide for holding such meeting of shareholders at any other place, either within or out of the State of Montana.

      Section 2. NOTICE: Notice of meetings of shareholders, whether regular or special, shall be given to all shareholders entitled to vote at such meeting, by mailing notice thereof at least prior to the day named for the meeting by United States mail by postage prepaid, addressed to each shareholder at his or her last known post office address as the same appears upon the books and records of the corporation.

      Section 3. SPECIAL MEETINGS OF SHAREHOLDERS: Special meeting of shareholders may be called at any time by the Board of Directors if more than eighteen (18) months shall elapse without the annual meeting of shareholders being held, any shareholder may call such meeting to be held at the registered office corporation.

      At any time upon written request of any director or any shareholder or shareholders holding in the aggregate one-fifth of the voting power of all shareholders, it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at the office of the corporation at such time as the Secretary may fix,


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not less than ten (10) nor more than thirty-five (35) days after receipt of such request; and if the Secretary shall neglect or refuse to issue such call, the director or shareholder or shareholders making the request may do so.

      Section 4. ADJOURNMENTS: Any adjournment or adjournments of any annual or special meeting of shareholders may be taken without a new or further notice being given.

      Section 5. NOTICE OF MEETINGS: Notice of the time, place and purpose of any meeting may be waived by the written assent of the shareholders entitled to notice, filed with or entered upon the records of the meeting, either before or after the holding thereof.

      Section 6. QUORUM: A majority of the issued and outstanding shares of stock of the corporation shall constitute a quorum at all shareholders' meetings.

      Section 7. PRESIDING OFFICERS: The President of the corporation, or in his absence or inability to act, the Vice President, shall preside at all meetings of the shareholders.

      The Secretary of the corporation shall act as secretary of all shareholders' meetings.

      Section 8. ORDER OF BUSINESS: The order of business at the annual meeting of shareholders shall be:

            1.    Call to order by the President.

            2. Appointment of a committee on credentials and examination of proxies.

            3.    Roll call and report of committee on credentials and proxies.

            4. Reading of minutes of last annual and any special meetings of shareholders and directors.

            5.    Reports of officers and committees.

            6.    Unfinished .business.

            7.    New business


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            8.    Election of directors.

      So far as applicable, the foregoing order of business shall be followed at all special meetings of shareholders.

                                   ARTICLE IV.
                                    DIRECTORS

      Section 1. NUMBER AND QUALIFICATIONS OF DIRECTORS: The business and affairs of this corporation shall be managed by a board of three (3) directors, who shall be elected at the annual meetings of the shareholders or, at any special meeting of the shareholders called for that purpose. Each director shall hold office for one year, or until his successor has been elected and qualified; provided, that the directors elected at the organization on meeting of this corporation shall hold of office only until the next annual meeting of the shareholders or until their successors are elected and qualified. The directors must be shareholders of this corporation.

      Section 2. DIRECTORS' MEETINGS: Within ten (10) days after their election, the Board of Directors shall meet and organize for the election of officers. Immediately following the election of directors, the Secretary shall notify the directors-elect of their election and specify a time and place for them to meet and organize. If at said meeting there shall not be a quorum present, those present may adjourn from time to time without further notice until a quorum is secured; provided, however, that when all of the directors-elect shall be present or shall sign a waiver of notice, no notice of the organization meeting shall be required.

      Section 3. DUTIES OF DIRECTORS: The Board of Directors shall have the management and control of the business of the corporation and may employ a manager or managers and such agents, servants, and employees as it may deem advisable or necessary to carry on the business and affairs of the corporation, and shall fix the rates compensation of all officers, managers, agents and employees of the corporation. All managers, agents or employees of the corporation shall be subject to dismissal at the will of the Board of Directors.

      Section 4. BOND: All managers, agents, servants or employees of the corporation whose duties require or permit the handling of funds of the corporation shall be required to give bond in such sum as the Board of Directors may determine.

      The Directors may delegate to the manager the power to hire and discharge agents, servants and employees which authority shall be revocable at will by the Board of Directors.


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      Section 5. REGULAR MEETINGS: The Board of Directors may by resolutions provide for the holding of regular meeting at stated periods, either within or without the State of Montana, and such resolution may be revoked or annulled at will by a similar resolution. In the event the Directors shall provide for the holding of regular meetings, no notice of such regular meetings shall be required so long as such resolution providing for said meetings shall continue in effect.

      Section 6. VACANCIES ON BOARD OF DIRECTORS: Whenever a vacancy shall occur, in the Board of Directors by death or resignation or otherwise, such vacancy shall be filled by a majority vote of remaining members, providing the remaining members constitute a quorum. The person so selected shall hold office until the next annual election, or until his successor is elected and qualified.

      Section 7. SPECIAL MEETINGS OF DIRECTORS: Special meetings of the Board of Directors may be held at any time upon the call of the President, or of the Vice President, in the absence or incapacity of the President, or upon the call of: two or more directors. Notice of such special meetings, stating the time, place and purposes of the meeting, unless expressly waived in writing, shall be given by the Secretary or by the Directors calling the same, by mail or telegraph, to each director, at his usual business address, at least three (3) days prior to said meeting and shall specify the purposes of said meeting.

      Special meetings of the Board of Directors may be held either within or without the State of Montana, as the Board of Directors may by resolution determine.

      Section 8. QUORUM: Two or more shall constitute a quorum of the directors at all meetings, regular or special. In the absence of a quorum at any meeting of the Board of Directors, the director or directors present may adjourn the meeting from time to time until a quorum is obtained. Any meeting may be adjourned from time to time by a vote of the members present, without the necessity of new or additional notice. No business except adjournment shall be transacted in the absence of a quorum.

      Section. 9. ORDER OF, BUSIINESS OF DIRECTORS' MEETING: The order of business at each meet meeting of the Board of Directors shall be as follows:

            1.    Roll Call.

            2.    Reading of minutes of last meeting.


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            3.    Reports of officers. committees and employees.

            4.    Unfinished business.

            5.    New business.

      Section 10. EXECUTIVE COMMITTEE: The Board of Directors may, by resolution adopted by a majority of the whole Board, designate two or more of its number to constitute an executive committee and to prescribe the authority and duties of said executive committee. Said executive committee shall have and exercise the authority of the Board of Directors in the management of the business of the corporation.

                                    ARTICLE V
                                    OFFICERS

      Section 1. OFFICERS AND QUALIFICATIONS: The officers of this corporation shall consist of a President, Vice President, Secretary and Treasurer, each of whom shall be elected by the Board of Directors. All officers except the Secretary shall be chosen from the directors. The Secretary may or may not be a director. Any two of the offices of Vice President, Secretary and Treasurer may be combined in one person.

      The Directors of this corporation may appoint such assistant secretaries and assistant treasurers as they deem necessary to carry out the functions of this corporation, and such assistants shall hold office at the pleasure of the Board.

      Section 2. TERM OF OFFICE: All officers shall hold office for one (1) year, or until their successors are chosen and qualified; provided however, that any officer, except directors, shall be removable at any time by a majority vote of the direct directors.

      Section 3. VACANCIES IN OFFICE. In the event of the death, resignation or removal of any officer of the corporation, the Board of Directors shall fill the vacancy.


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                                   ARTICLE VI
                               DUTIES OF OFFICERS

      Section 1. PRESIDENT: The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and.execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

      Section 2. VICE PRESIDENT: In the absence of the President or in event of his death, inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restriction upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

      Section 3. SECRETARY: The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provision so these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties from time to time may be assigned to him by the President or by the Board of Directors.

      Section 4. TREASURER: if required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be


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responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

                                   ARTICLE VII
                                STOCK CERTIFICATE

      The following shall be the form of stock certificate to be issued to all subscribers of the capital stock of the corporation:

                                  ARTICLE VIII
                                      SEAL

      The imprint made hereon is the imprint of the seal adopted as the official seal of the corporation:

                                   ARTICLE IX
                                 STOCK TRANSFERS

      Section 1. METHOD OF TRANSFER: The stock of this corporation shall be assignable and transferable only upon the books of the corporation, subject to the restrictions and provisions of the State of Montana. All signatures and endorsements on said stock must be guaranteed by a national or state bank.

      Section 2. SHAREHOLDERS' REGISTER: A book shall be provided in which shall be entered the names and addresses of the shareholder of the corporation, the number of shares held by each, the time when such person became a shareholder, and also all transfers and assignment of shares, stating the time when made, the number of shares, and to whom the same was transferred.

                                    ARTICLE X
                                LOST CERTIFICATE

      Lost certificates may be replaced, as may now be provided or hereinafter provided by the laws of the State of Montana or the Board of Directors may consent to the replacing of a lost certificate, but only after the owner of said certificate provided proof of ownership satisfactory to said Board and files with said corporation a surety bond in such sum as the directors may deem sufficient to indemnify the said corporation from possible loss.


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                                   ARTICLE XI
                                   AMENDMENTS

      METHOD: Amendments to these Bylaws may be repealed or new Bylaws adopted at any annual meet without notice or any special meeting of the shareholders called for that purpose by a vote representing two-thirds of the allotted shares or by the written consent, duly acknowledged in the same manner as conveyances of real estate are required by law to be acknowledged, of the holders of two-thirds of the issued shares which consent may be in one or more instruments, or amendments to these Bylaws may be made, existing Bylaws may be repealed or new Bylaws may be adopted at any meeting the Board of Directors of this corporation called for that purpose; however, this power may be revoked by two-thirds vote at the annual or specially called meeting of the shareholders of this corporation.

                             RESOLUTION OF ADOPTION

      The foregoing code of Bylaws is hereby adopted by the undersigned, being all of the shareholders or persons entitled to shares in said corporation, this 1st day of October, 1968

                                       /s/ Dean Lewis
                                       Dean Lewis

                                       /s/ Carl Westfall
                                       Carl Westfall

                                       /s/ Martin Thompson
                                       Martin Thompson


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